Written Statement of the Chief Executive Officer

     Pursuant to 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Journal Communications, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 16, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Steven J. Smith
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Steven J. Smith
July 30, 2002